Exhibit 99.28(d)(1)(b)

Amended Schedule 1

Dated May 31, 2013

to the

Investment Advisory Agreement

Dated May 1, 2000

Between Touchstone Strategic Trust

and Touchstone Advisors, Inc.

Listing of Funds and Advisory Fee Rates

Name of Fund	Annual Basic Fee Rate

Touchstone Large Cap Growth Fund	0.75% on the first $200 million of assets; 0.70% on the next $800 million of assets; and 0.65% on assets over $1 billion

Touchstone Growth Opportunities Fund	0.75% on the first $500 million of assets; 0.70% on the next $500 million of assets; and 0.65% on assets over $1 billion

Touchstone Mid Cap Growth Fund	0.75% on the first $500 million of assets; 0.70% on the next $500 million of assets; and 0.65% on assets over $1 billion

Touchstone Diversified Small Cap Growth Fund	1.05% on all assets

Touchstone Dynamic Equity Fund

0.85% on the first $300 million of assets;

0.80% on the next $200 million of assets;

0.75% on the next $250 million of assets;

0.70% on the next $250 million of assets;

0.65% on the next $500 million of assets;

0.60% on the next $500 million of assets; and

0.55% on assets over $2 billion

Touchstone Conservative Allocation Fund	0.20% on the first $1 billion of assets; 0.175% on the next $1 billion of assets; 0.15% on the next $1 billion of assets; and 0.125% on assets over $3 billion

Touchstone Balanced Allocation Fund	0.20% on the first $1 billion of assets; 0.175% on the next $1 billion of assets; 0.15% on the next $1 billion of assets; and 0.125% on assets over $3 billion

Touchstone Moderate Growth Allocation Fund	0.25% on the first $1 billion of assets; 0.225% on the next $1 billion of assets; 0.20% on the next $1 billion of assets; and 0.175% on assets over $3 billion

Touchstone Growth Allocation Fund	0.25% on the first $1 billion of assets; 0.225% on the next $1 billion of assets; 0.20% on the next $1 billion of assets; and 0.175% on assets over $3 billion

Touchstone Value Fund

0.75% on the first $300 million of assets;

0.73% on the next $200 million of assets;

0.72% on the next $250 million of assets;

0.70% on the next $250 million of assets;

0.68% on the next $500 million of assets;

0.67% on the next $500 million of assets; and 0.66% on assets over $2 billion

Touchstone International Small Cap Fund

0.95% on the first $300 million of assets;

0.90% on the next $200 million of assets;

0.85% on the next $250 million of assets;

0.80% on the next $250 million of assets;

0.75% on the next $500 million of assets;

0.70% on the next $500 million of assets; and

0.65% on assets over $2 billion

Touchstone Capital Growth Fund

0.70% on the first $300 million of assets;

0.685% on the next $200 million of assets;

0.675% on the next $500 million of assets;

0.625% on the next $500 million of assets;

0.575% on the next $500 million of assets; and

0.525% on assets over $2 billion

Touchstone Mid Cap Value Opportunities Fund	0.85% on the first $300 million of assets; 0.80% on the next $200 million of assets; and 0.75% on assets over $500 million

Touchstone Small Cap Value Opportunities Fund	0.95% on the first $300 million of assets; 0.90% on the next $200 million of assets; and 0.85% on assets over $500 million

Touchstone Focused Fund	0.70% on the first $100 million of assets; 0.65% on the next $400 million of assets; and 0.60% on assets over $500 million

Touchstone Small Cap Growth Fund	1.00% on the first $300 million of assets; and 0.95% on assets over $300 million

Touchstone Small Company Value Fund	0.90% on all assets

Touchstone International Value Fund	1.00% on all assets

Touchstone Flexible Income Fund	0.70% on the first $500 million of assets; and 0.60% on assets over $500 million

This Schedule 1 to the Investment Advisory Agreement is signed as of the date first set forth above.

TOUCHSTONE STRATEGIC TRUST

By:	/s/ Terrie Wiedenheft
Name: Terrie Wiedenheft Title: Controller and Treasurer

TOUCHSTONE ADVISORS, INC.

By:	/s/ Jill T. McGruder
Name: Jill T. McGruder Title: CEO

By:	/s/ Terrie Wiedenheft
Name: Terrie Wiedenheft
Title: CFO

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